Exhibit 4.13

GENESIS ENERGY, L.P.

GENESIS ENERGY FINANCE CORPORATION

and

the Guarantors named herein

7⅞% SENIOR NOTES DUE 2018
ELEVENTH SUPPLEMENTAL INDENTURE
(SUBSIDIARY GUARANTEE)
DATED AS OF JANUARY 28, 2013
U.S. BANK NATIONAL ASSOCIATION,

Trustee

Exhibit 4.13

This ELEVENTH SUPPLEMENTAL INDENTURE, dated as of January 28, 2013, is among Genesis Energy, L.P., a Delaware limited partnership (the “Company”), Genesis Energy Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors specified on the signature page hereto (the “Guarantors”), Genesis BR, LLC, a Delaware limited liability company (the “New Guarantor”), and U.S. Bank National Association, a national banking association, as Trustee.
RECITALS
WHEREAS, the Issuers, the Guarantors and the Trustee are parties to an Indenture, dated as of November 18, 2010, as supplemented by the Supplemental Indenture, dated as of November 24, 2010, the Second Supplemental Indenture, dated as of December 27, 2010, the Third Supplemental Indenture, dated as of January 28, 2011, the Fourth Supplemental Indenture, dated as of June 30, 2011, the Fifth Supplemental Indenture, dated as of September 13, 2011, the Sixth Supplemental Indenture, dated as of September 22, 2011, the Seventh Supplemental Indenture, dated as of December 5, 2011, the Eighth Supplemental Indenture, dated as of January 3, 2012, the Ninth Supplemental Indenture, dated as of January 27, 2012, and the Tenth Supplemental Indenture, dated as of December 6, 2012 (as so supplemented, the “Indenture”), pursuant to which the Issuers have issued $350,000,000 in the aggregate principal amount of 7⅞% Senior Notes due 2018 (the “Notes”);
WHEREAS, Section 9.01(7) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or 10.03 thereof, without the consent of the Holders of the Notes; and
WHEREAS, all acts and things necessary to make this Eleventh Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of and supplement to, the Indenture, have been duly done and performed.
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors, the New Guarantor and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
Section 1.01. This Eleventh Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.02. This Eleventh Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors, the New Guarantor and the Trustee.
ARTICLE 2
From this date, in accordance with Section 4.13 or 10.03 of the Indenture and by executing this Eleventh Supplemental Indenture, the New Guarantor shall be subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder. The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.
ARTICLE 3
Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Exhibit 4.13

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Eleventh Supplemental Indenture. This Eleventh Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
Section 3.03. THIS ELEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.04. The parties may sign any number of copies of this Eleventh Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

Exhibit 4.13

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed, all as of the date first written above.
ISSUERS
GENESIS ENERGY, L.P.

By:	Genesis Energy, LLC, its general partner
By:    /s/ Robert V. Deere
Robert V. Deere    Chief Financial Officer
GENESIS ENERGY FINANCE CORPORATION
By:    /s/ Robert V. Deere
Robert V. Deere    Chief Financial Officer
GUARANTORS
GENESIS CRUDE OIL, L.P.
GENESIS PIPELINE TEXAS, L.P.
GENESIS PIPELINE USA, L.P.
GENESIS CO2 PIPELINE, L.P.
GENESIS NATURAL GAS PIPELINE, L.P.
GENESIS SYNGAS INVESTMENTS, L.P.

By:	GENESIS ENERGY, LLC, its general partner
By:    /s/ Robert V. Deere
Robert V. Deere        Chief Financial Officer
GENESIS PIPELINE ALABAMA, LLC
GENESIS DAVISON, LLC
DAVISON PETROLEUM SUPPLY, LLC
DAVISON TRANSPORTATION SERVICES, LLC
FUEL MASTERS, LLC
RED RIVER TERMINALS, L.L.C. [LA]
TEXAS CITY CRUDE OIL TERMINAL, LLC
TDC, L.L.C.
GENESIS TDC TEXAS, LLC
GENESIS NEJD HOLDINGS, LLC
GENESIS FREE STATE HOLDINGS, LLC

[Signature Page to Eleventh Supplemental Indenture]

Exhibit 4.13

DAVISON TRANSPORTATION SERVICES, INC.
TDC SERVICES CORPORATION, INC.
GENESIS CHOPS I, LLC
GENESIS CHOPS II, LLC
GEL CHOPS GP, LLC
GENESIS ENERGY, LLC
GENESIS MARINE, LLC
MILAM SERVICES, INC.
GEL TEX MARKETING, LLC
GEL LOUISIANA FUELS, LLC
GEL WYOMING, LLC
GENESIS SEKCO, LLC
GEL SEKCO, LLC
GENESIS RAIL SERVICES, LLC
GEL OFFSHORE PIPELINE, LLC
GENESIS OFFSHORE, LLC
GEL OFFSHORE, LLC
GENESIS ODYSSEY, LLC
GEL ODYSSEY, LLC
GENESIS POSEIDON, LLC
GEL POSEIDON, LLC
PRONGHORN RAIL SERVICES, LLC

By:    /s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer
GEL CHOPS I, L.P.
GEL CHOPS II, L.P.
By:     GEL CHOPS GP, LLC,
    its general partner
By:    /s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer
NEW GUARANTOR
GENESIS BR, LLC
By:    /s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

[Signature Page to Eleventh Supplemental Indenture]

Exhibit 4.13

TRUSTEE
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By:     /s/ Steven A. Finklea
Name: Steven A. Finklea, CCTS            Title: Vice President

[Signature Page to Eleventh Supplemental Indenture]